Exhibit 10.9

FIRST AMENDMENT TO DIAGNOSTIC COLLABORATION AND OPTION

AGREEMENT

This First Amendment to the Diagnostic Collaboration and Option Agreement (this “Amendment”) is made as of October 1, 2007, (the “Amendment Date”) by and between CardioDX, Inc., a Delaware corporation with its principal place of business at 3183 Porter Drive, Palo Alto, California 94304 (“CardioDX”) and ARCA Discovery, Inc., a Delaware corporation having a place of business at 1200 Seventeenth Street, Suite 620, Denver, Colorado 80202 (“ARCA”).

BACKGROUND

WHEREAS, the parties entered into a Diagnostic Collaboration and Option Agreement dated as of June 23, 2006 (the “Original Agreement”);

NOW THEREFORE, the parties agree to amend the Original Agreement as follows:

AMENDMENT

1. Section 2.2(b). The following two new sentences shall be added after the last sentence of Section 2.2(b) of the Original Agreement as follows:

“Notwithstanding clause (i) in the previous sentence, any sublicense from ARCA to [ * ], shall be deemed to include any wholly-owned subsidiary of [ * ], including any wholly-owned subsidiary that [ * ] acquires during the term of the sublicense between ARCA and [ * ], subject to the terms and conditions of this Agreement and the sublicense from ARCA to [ * ]. The wholly-owned subsidiaries of [ * ] as of the date of this amendment are listed on Exhibit B hereto.”

2. Section 2.2(f). A new section 2.2(f) shall be added as follows:

“In the event a sublicense of the Genetic Marker Sublicense is properly granted hereunder by ARCA to [ * ], and [ * ] desires to itself grant a Genetic Marker Sublicense to [ * ], ARCA shall be authorized hereunder to permit [ * ] to grant a Genetic Marker Sublicense to [ * ] directly: provided (i) that ARCA obtains prior written approval from UC for such action; (ii) that such Sublicense shall be considered as a sublicense by ARCA for purpose of any ARCA obligation under this Agreement (including, without limitation, ARCA’s obligations under Section 2.2(c)); and (iii) that such Sublicense complies with all other provisions of this Agreement. Such Sublicense shall also be counted as a sublicense by ARCA, for purposes of Section 2.2(a).

3. Exhibit A to the Original Agreement. Exhibit A to the Original Agreement shall be amended and restated in its entirety as follows:

[ * ]

[*]	Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities and Exchange Act of 1934, as amended.

3. Exhibit B. A new Exhibit B shall be hereby added to the Original Agreement and read as follows:

“EXHIBIT B

[ * ]

4. No Other Amendments. Except as otherwise amended by this Amendment, all other terms and conditions in the Original Agreement will remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective duly authorized officers or representatives as of the Amendment Date.

CARDIODX, INC.		ARCA DISCOVERY, INC.

By:	/s/ David Levinson	By:	/s/ Christopher D. Ozeroff
Name:	David Levinson	Name:	Christopher D. Ozeroff
Title:	President & CEO	Title:	EVP Bus. Dev. and General Counsel
Date:	October 29, 2007	Date:	October 23, 2007

[*]	Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities and Exchange Act of 1934, as amended.

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